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
                     LINENS 'N THINGS, INC. AND SUBSIDIARIES
                   COMPUTATION OF NET INCOME PER COMMON SHARE
                    (in thousands, except per share amounts)


                                                                     Thirteen Weeks Ended
                                                               April 1, 2000      April 3, 1999
                                                               --------------     --------------
                                                                         (Unaudited)
Basic
-----

    Weighted-average number of shares
     outstanding                                                      39,482             39,156
                                                               ==============     ==============

    Net income applicable to common shares                            $5,055             $3,595
                                                               ==============     ==============

    Per share amounts
        Net income per share                                           $0.13              $0.09
                                                               ==============     ==============

Diluted
-------

    Basic weighted-average number of shares
      outstanding                                                     39,482             39,156

    Effect of outstanding stock options and
      deferred stock grants                                              936              1,706
                                                               --------------     --------------

    Diluted weighted-average number of shares
     outstanding                                                      40,418             40,862
                                                               ==============     ==============

    Net income applicable to common shares                            $5,055             $3,595
                                                               ==============     ==============

    Per share amounts
        Net income per share                                           $0.13              $0.09
                                                               ==============     ==============

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